UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2024 (October 1, 2024)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 1, 2024, the previously disclosed Credit Agreement, dated as of September 5, 2023 (the “AP9 Facility”), by and among Sunnova Asset Portfolio 9, LLC, as the borrower (the "Borrower"), Sunnova SLA Management, LLC, as the servicer, Sunnova Asset Portfolio 9 Holdings, LLC, as the seller, the lenders from time to time party thereto, the funding agents from time to time party thereto, Citibank, N.A., as administrative agent for the lenders, U.S. Bank Trust Company, National Association, as paying agent, and U.S. Bank, National Association, as custodian and securities intermediary, was voluntarily terminated by the Borrower. The AP9 Facility contemplated the financing of home improvement loans and related home improvement assets acquired by the Borrower with an aggregate commitment amount of $65,000,000.

At the time of termination, no loans were outstanding under the AP9 Facility. Upon termination, all outstanding obligations under the AP9 Facility in an aggregate amount of $47,257.47 of accrued fees and expenses were paid in full and all hedging agreements permitted by the AP9 Facility were settled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: October 4, 2024	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel and Chief Compliance Officer